Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2014 RESULTS

- Reports Core FFO of $0.25 Per Fully Diluted Share -

New York, New York, October 29, 2014 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported operational and financial results for the third quarter 2014.

“We are very pleased with our performance in our first year as a public company. We have consistently stated and executed on the plans we set out prior to our IPO. In the third quarter we redeveloped and leased office and retail space to high quality tenants at very strong leasing spreads and continued towards the completion of our base building redevelopment at the Empire State Building. We added two quality assets with what we think is very good upside to our portfolio through the exercise of our options at 112 West 34th Street and 1400 Broadway, and meaningfully enhanced our balance sheet flexibility. Our third quarter leasing to high quality tenants at very strong positive spreads on new leases underscores the inherent opportunity in our ongoing redevelopment program. Looking ahead, Empire State Realty Trust is well positioned to continue delivering compelling built-in growth and drive value for all shareholders,” stated Anthony E. Malkin, Empire State Realty Trust’s Chairman, Chief Executive Officer, and President.

Third Quarter Highlights

•	Achieved Core Funds From Operations (“Core FFO”) of $0.25 per fully diluted share and net income attributable to the Company of $0.09 per fully diluted share;

•	Total portfolio was 88.7% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 89.7% leased at September 30, 2014;

•	Same store portfolio (defined as the total portfolio excluding 112 West 34th Street and 1400 Broadway) was 89.2% occupied, up 60 basis points from June 30, 2014; including SLNC, the same store portfolio was 90.3% leased at September 30, 2014;

•	Manhattan office portfolio (excluding the retail component of these properties) was 87.6% occupied; including SLNC, the Manhattan office portfolio was 88.7% leased at September 30, 2014. On a same store basis, the Manhattan office portfolio was 88.1% occupied, up 40 basis points from June 30, 2014; including SLNC, the Manhattan office portfolio same store was 89.4% leased at September 30, 2014;

•	Retail portfolio was 92.3% occupied; including SLNC, the Company’s retail portfolio was 92.8% leased at September 30, 2014. On a same store basis, the retail portfolio was 92.1% occupied, down 40 basis points from June 30, 2014; including SLNC, the Company’s retail portfolio was 92.7% leased at September 30, 2014;

•	Empire State Building was 86.0% occupied, up 40 basis points from June 30, 2014; including SLNC, the Empire State Building was 87.6% leased at September 30, 2014;

•	Executed 57 leases, representing 181,743 rentable square feet across the total portfolio, achieving a 19.8% increase in mark-to-market rent over previously fully escalated rents on new, renewal, and expansion leases; 42 of these leases, representing 133,117 rentable square feet, were within the Manhattan office portfolio capturing a 24.9% increase in mark-to-market rent over previously fully escalated rents on new, renewal and expansion leases;

•	Signed 22 new leases representing 97,424 rentable square feet of new leases in the third quarter 2014 for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 37.2% in mark-to-market rent over expired previously fully escalated rents;

•	The Empire State Building Observatory revenue for the third quarter 2014 grew 10.2% to $35.7 million, from $32.4 million in the third quarter 2013;

•	Purchased the ground and operating leases at 112 West 34th Street (and the fee title to 122 West 34th Street) and the ground lease at 1400 Broadway (the “option properties”) for a total of approximately $734 million in assumption of debt, cash, common stock and operating partnership units adding 1.6 million square feet of office and retail, including approximately 600,000 square feet of space for redevelopment, to the Manhattan portfolio;

•	Completed a private placement of $250 million aggregate principal amount of 2.625% Exchangeable Senior Notes and completed an exchange of private perpetual preferred units on a one-for-one basis for 1,609,813 common operating partnership units; and

•	Declared a dividend in the amount of $0.085 per share for the third quarter 2014, which was paid on September 30, 2014.

Financial Results for the Third Quarter 2014

Core FFO was $65.1 million, or $0.25 per fully diluted share. Core FFO excludes the impact of acquisition costs, private perpetual preferred unit exchange offering costs, and the amortization of below-market ground leases. Funds from Operations (“FFO”), which includes these items, was $60.3 million, or $0.23 per fully diluted share.

Net income attributable to common stockholders was $8.3 million, or $0.09 per fully diluted share. The Company began operations upon the completion of its formation transactions and initial public offering in October 2013 and therefore had no comparative results to report for the third quarter 2013.

Financial Results for the Nine Months Ended September 30, 2014

Core FFO was $162.2 million, or $0.65 per fully diluted share. Core FFO excludes the impact of acquisition costs, private perpetual preferred unit exchange offering costs, the amortization of below-market ground leases, and gains, net of income taxes, on the settlement of a lawsuit related to the Observatory. FFO, which includes these items, was $155.4 million, or $0.62 per fully diluted share.

Net income attributable to common stockholders was $22.5 million, or $0.23 per fully diluted share. The Company began operations upon the completion of its formation transactions and initial public offering in October 2013 and therefore had no comparative results to report for the nine months ended September 30, 2013.

Portfolio Operations

The Company reported that its total portfolio as of September 30, 2014, containing 10.0 million rentable square feet of office and retail space, was 88.7% occupied at the end of the third quarter 2014. Including SLNC, the Company’s portfolio was 89.7% leased at September 30, 2014.

The Company’s same store portfolio, defined as the total portfolio excluding 112 West 34th Street and 1400 Broadway and containing 8.4 million rentable square feet of office and retail space, was 89.2%

occupied at the end of the third quarter 2014. Percentage occupied was up 60 basis points from 88.6% at the end of the second quarter 2014, and up 350 basis points from 85.7% at the end of the third quarter 2013. Including SLNC, the Company’s same store portfolio was 90.3% leased at September 30, 2014.

The Company’s office portfolio (excluding the retail component of these properties) as of September 30, 2014, containing 9.3 million rentable square feet, was 88.5% occupied at the end of the third quarter 2014. On a same store basis, the office portfolio was 89.0% occupied, up 70 basis points from the end of the second quarter 2014, and up 380 basis points from the end of the third quarter 2013. Including SLNC, the Company’s office portfolio (excluding the retail component of these properties) was 89.4% leased at September 30, 2014.

The Manhattan office portfolio (excluding the retail component of these properties) as of September 30, 2014, containing 7.5 million rentable square feet was 87.6% occupied at the end of the third quarter 2014. On a same store basis, the Manhattan office portfolio was 88.1% occupied, up 40 basis points from the end of the second quarter 2014, and up 440 basis points from the end of the third quarter 2013. Including SLNC, the Company’s Manhattan office portfolio (excluding the retail component of these properties), was 88.7% leased at September 30, 2014.

The Company’s retail portfolio as of September 30, 2014, containing approximately 731,000 rentable square feet, was 92.3% occupied at the end of the third quarter 2014. On a same store basis, the retail portfolio was 92.1% occupied, which compares to 92.5% at the end of the second quarter of 2014, and compares to 91.6% at the end of the third quarter 2013. Including SLNC, the Company’s retail portfolio was 92.8% leased at September 30, 2014.

Leasing

For the three months ended September 30, 2014, the Company executed 57 leases within the total portfolio, comprising 181,743 rentable square feet. Total leasing volume included 55 office leases, comprising 173,582 rentable square feet, and two retail leases, comprising 8,161 rentable square feet.

On a blended basis, the 57 new, renewal and expansion leases signed within the total portfolio during the quarter had an average starting rental rate of $51.11 per rentable square foot, representing an increase of 19.8% over the prior in-place rent on a fully escalated basis.

Leases signed in the Third Quarter 2014 for the Manhattan office portfolio included

•	22 new leases comprising 97,424 rentable square feet, with an average starting rental rate of $52.65 per rentable square foot, representing an increase of 37.2% over the prior in-place rent on a fully escalated basis, and

•	20 renewal leases, comprising 35,693 rentable square feet, with an average starting rental rate of $49.35 per rentable square foot, representing a decrease of 0.9% over the prior in-place rent on a fully escalated basis.

Significant Leases Executed During the Third Quarter included

•	At the Empire State Building, the Company signed a 26,286 rentable square foot full floor new lease with BrightRoll, Inc., the leading independent video advertising technology platform, for a term of 10.4 years.

Empire State Building

The Company continues to renovate and re-lease the 2.8 million rentable square foot Empire State Building, its flagship property. At September 30, 2014, the Empire State Building was 86.0% occupied; including SLNC, the Empire State Building was 87.6% leased.

During the third quarter 2014, the Company executed six office leases at the Empire State Building, representing 53,876 rentable square feet in the aggregate.

The Observatory revenue for the third quarter grew 10.2% to $35.7 million, from $32.4 million in the third quarter 2013. The increase in Observatory revenue was driven by a combination of more visitors, higher admission prices, and a better mix of tickets purchased. The Observatory hosted approximately 1.4 million visitors in the third quarter 2014, representing a 0.9% increase from the same period of 2013.

For the nine months ended September 30, 2014, the Observatory recovered from bad weather in the quarter ended March 31, 2014 and hosted 3.3 million visitors, equal to record numbers from the same period in 2013. Observatory revenue was $83.4 million, a 9.2% increase from $76.4 million for the nine months ended September 30, 2013.

Acquisitions

On July 15, 2014, the Company acquired the ground and operating lease at 112 West 34th Street (and the fee title to 122 West 34th Street) for $423.6 million, consisting of $87.7 million by assumption of existing mortgage debt, $106.9 million in cash and $229.0 million in shares of Class A and Class B common stock and Series PR operating partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (“ESRO”).

On July 15, 2014, the Company also acquired the ground lease at 1400 Broadway for $310.0 million, consisting of $80.0 million by assumption of existing mortgage debt, $79.7 million in cash and $150.3 million in shares of Class A and Class B common stock and Series PR operating partnership units of ESRO.

Balance Sheet and Financial Transactions

As of September 30, 2014, the outstanding balance on the Company’s term loan and credit facility was $355.6 million. The secured revolving and term credit facility has an accordion feature, allowing for an increase in its maximum aggregate principal balance to $1.25 billion under certain circumstances.

At September 30, 2014, the Company had total debt outstanding of approximately $1.6 billion, with a weighted average interest rate of 4.29% per annum, and a weighted average term to maturity of three years. At September 30, 2014, the Company had approximately $104.2 million of debt maturing during the remainder of 2014, and approximately $132.6 million maturing in 2015.

During the quarter, the Company’s operating partnership completed a private placement of $250 million aggregate principal amount of its 2.625% Exchangeable Senior Notes due 2019. The net proceeds, which totaled approximately $247.0 million, were used to finance the cash portion of the acquisition of the option properties and to repay mortgage debt outstanding.

During the quarter, the Company completed an exchange of private perpetual preferred units on a one-for-one basis for 1,609,813 common operating partnership units of ESRO. The private perpetual preferred units have a stated distribution entitlement of $0.60 per unit per annum. The exchange offer was made only to current holders of operating partnership units and was not made or offered to the public or holders of the Company’s common stock or any other security.

Subsequent to quarter end, the Company took advantage of a favorable prepayment option with its existing lender to refinance at a lower rate the mortgage loan on its Metro Center property, located in Stamford, Connecticut. The new $100 million mortgage loan has a ten year term and bears interest at a fixed rate of 3.59% with amortization on a 30 year schedule.

Dividend

The Company paid a dividend of $0.085 per share for the third quarter 2014 to holders of the Company’s Class A common stock and Class B common stock and to holders of ESRO’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units on September 30, 2014. The Company paid a dividend of $0.15 per unit for the third quarter 2014 to holders of ESRO’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust will host a webcast and conference call, open to the general public, on Thursday, October 30, 2014 at 8:30 am Eastern time.

The webcast will be available in the Investors section of the Company’s website at www.empirestaterealtytrust.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13591471. A replay of the conference call will be available until November 6, 2014.

The Supplemental Package will be available prior to the conference call in the Investors section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous office building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.0 million rentable square feet, as of September 30, 2014, consisting of 9.3 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 731,000 rentable square feet in the retail portfolio. The Company also owns land at the Stamford, Connecticut Transportation Center that supports the development of an approximately 380,000 rentable square foot office building and garage.

Non-GAAP Financial Measures

The Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 12 and 13 of this release and in the Company’s supplemental package.

Forward-Looking Statements

This press release includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Properties” and (ii) in future periodic reports filed by the Company under the Securities and Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2013, and in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Brandy Bergman/Hugh Burns

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statement of Income

(unaudited and amounts in thousands, except per share data)

For the Three Months Ended September 30, 2014
Revenues
Rental revenue	$106,152
Tenant expense reimbursement	20,034
Observatory revenue	35,684
Construction revenue	5,804
Third-party management and other fees	561
Other revenue and fees	1,206

Total revenues	169,441

Operating expenses
Property operating expenses	38,291
Ground rent expenses	2,066
Marketing, general and administrative expenses	10,071
Observatory expenses	7,109
Construction expenses	6,095
Real estate taxes	21,870
Acquisition expenses	2,647
Depreciation and amortization	37,880

Total operating expenses	126,029

Total operating income	43,412

Interest expense	(17,674)

Income before income taxes	25,738
Income tax expense	(3,004)

Net income	22,734
Preferred unit distributions	(241)
Net income attributable to non-controlling interests	(14,171)

Net income attributable to common stockholders	$8,322

Total weighted average shares
Basic	97,729

Diluted	263,041

Net income per share attributable to common stockholders
Basic	$0.09

Diluted	$0.09

Empire State Realty Trust, Inc.

Condensed Consolidated Statement of Income

(unaudited and amounts in thousands, except per share data)

For the Nine Months Ended September 30, 2014
Revenues
Rental revenue	$288,566
Tenant expense reimbursement	49,491
Observatory revenue	83,374
Construction revenue	33,730
Third-party management and other fees	1,925
Other revenue and fees	7,829

Total revenues	464,915

Operating expenses
Property operating expenses	109,300
Ground rent expenses	2,964
Marketing, general and administrative expenses	29,786
Observatory expenses	21,210
Construction expenses	33,173
Real estate taxes	58,429
Acquisition expenses	3,382
Depreciation and amortization	96,632

Total operating expenses	354,876

Total operating income	110,039

Interest expense	(46,640)

Income before income taxes	63,399
Income tax expense	(4,153)

Net income	59,246
Preferred unit distributions	(241)
Net income attributable to non-controlling interests	(36,480)

Net income attributable to common stockholders	$22,525

Total weighted average shares
Basic	96,226

Diluted	250,696

Net income per share attributable to common stockholders
Basic	$0.23

Diluted	$0.23

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”)

and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

For the Three Months Ended September 30, 2014
Net income	$22,734
Preferred unit distributions	(241)
Real estate depreciation and amortization	37,797

FFO	60,290
Private perpetual preferred exchange offering expenses	407
Acquisition expenses	2,647
Amortization of below-market ground leases	1,750

Core FFO	$65,094

Total weighted average shares and Operating Partnership Units
Basic	263,041

Diluted	263,041

FFO per share
Basic	$0.23

Diluted	$0.23

Core FFO per share
Basic	$0.25

Diluted	$0.25

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”)

and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

For the Nine Months Ended September 30, 2014
Net income	$59,246
Preferred unit distributions	(241)
Real estate depreciation and amortization	96,405

FFO	155,410
Gain on settlement of lawsuit related to the Observatory, net of income taxes	(540)
Private perpetual preferred exchange offering expenses	1,357
Acquisition expenses	3,382
Amortization of below-market ground leases	2,602

Core FFO	$162,211

Total weighted average shares and Operating Partnership Units
Basic	250,696

Diluted	250,696

FFO per share
Basic	$0.62

Diluted	$0.62

Core FFO per share
Basic	$0.65

Diluted	$0.65

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	September 30, 2014	December 31, 2013
Assets
Commercial real estate properties, at cost	$2,107,610	$1,649,423
Less: accumulated depreciation	(354,730)	(295,351)

Commercial real estate properties, net	1,752,880	1,354,072
Cash and cash equivalents	52,918	60,743
Restricted cash	63,821	55,621
Tenant and other receivables	29,837	24,817
Deferred rent receivables	94,837	62,689
Prepaid expenses and other assets	31,091	35,407
Deferred costs, net	80,396	78,938
Acquired below market ground leases, net	392,756	62,312
Acquired lease intangibles, net	312,001	249,983
Goodwill	491,479	491,479

Total assets	$3,302,016	$2,476,061

Liabilities and equity
Mortgage notes	$1,005,569	$883,112
Term loan and credit facility	355,600	325,000
Exchangeable senior notes	236,999	—
Accounts payable and accrued expenses	97,413	81,908
Acquired below market leases, net	148,493	129,882
Deferred revenue and other liabilities	24,728	21,568
Tenants’ security deposits	40,111	31,406

Total liabilities	1,908,913	1,472,876
Total equity	1,393,103	1,003,185

Total liabilities and equity	$3,302,016	$2,476,061